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                                                                  Exhibit 23(d)1
                                                                Large Cap Growth

             Amendment No. 4 to the Investment Management Agreement
                between John Hancock Variable Series Trust I and
                       John Hancock Life Insurance Company

     Reference is made to that certain Investment Management Agreement dated as of April 12, 1988, by and between John Hancock Variable Series Trust I and John Hancock Life Insurance Company (formerly "John Hancock Mutual Life Insurance Company"), as amended, (the "Agreement").

     Subsection (b)(1) of Section 5 of the Agreement, pertaining to the investment advisory fee for the Large Cap Growth Fund, is hereby deleted and the following inserted in its place:

          (b)(1) For the Large Cap Growth Fund (formerly "Aggressive Stock Portfolio")

               (i) 0.80% on an annual basis of the first $500,000,000 of the Current Net Assets of such Fund;

               (ii) 0.75% on an annual basis for that portion of the Current Net
                    Assets in excess of $500,00,000 and not over $1,000,000,000 of such Fund; and

               (iii) 0.70% on an annual basis for that portion of the Current
                    Net Assets in excess of $1,000,000,000 of such Fund

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and to take effect October 7, 2002.

                                       JOHN HANCOCK VARIABLE SERIES TRUST I


Attest: /s/Arnold R. Bergman           By: /s/ Michele G. Van Leer
        --------------------               -----------------------
                                               Michele G. Van Leer
                                               Chairman


                                       JOHN HANCOCK LIFE INSURANCE
                                       COMPANY


Attest: /s/Arnold R. Bergman           By: /s/ Robert R. Reitano
        --------------------               ---------------------
                                               Robert R. Reitano
                                               Senior Vice President
                                                and Chief Investment Strategist